                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        January 24, 2002
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                             Cooper Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


            1-1175                                       31-4156620
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    (Commission File Number)                  (IRS Employer Identification No.)


600 Travis, Suite 5800, Houston, Texas                          77002
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(Address of Principal Executive Offices)                      (Zip Code)



                                  713/209-8400
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events.

                  Impact of Federal-Mogul Bankruptcy

         In October 1998, Cooper sold its Automotive Products businesses to Federal-Mogul Corporation ("Federal-Mogul"). These discontinued businesses (including the Abex product line acquired from Pneumo-Abex Corporation ("Pneumo") in 1994) were operated through subsidiary companies, and the stock of those subsidiaries was sold to Federal-Mogul pursuant to a Purchase and Sale Agreement dated August 17, 1998 ("1998 Agreement"). In conjunction with the sale, Federal-Mogul indemnified Cooper for certain liabilities of these subsidiary companies, including liabilities related to the Abex product line and any potential liability that Cooper may have to Pneumo pursuant to a 1994 Mutual Guaranty Agreement between Cooper and Pneumo. On October 1, 2001, Federal-Mogul and several of its affiliates filed a Chapter 11 bankruptcy petition. Federal-Mogul indicated that it may not honor the indemnification obligations owed to Cooper.

         As of the date of this filing, Federal-Mogul had not yet made a decision whether to reject the 1998 Agreement, which includes the indemnification to Cooper. If Federal-Mogul rejects the 1998 Agreement, Cooper will be relieved of its future obligations under the 1998 Agreement, including specific indemnities relating to payment of taxes and certain obligations regarding insurance for its former Automotive Products businesses. To the extent Cooper is obligated to Pneumo under the 1994 Mutual Guaranty Agreement for any asbestos-related claims arising from the Abex product line, Cooper has rights to the proceeds of significant insurance for such claims. Historically, such insurance has provided 50% to 80% of the total defense and indemnity payments for the Abex claims.

         Cooper recently completed a thorough analysis of the Company's potential exposure for asbestos liabilities in the event Federal-Mogul rejects the 1998 Agreement. Based on the Company's analysis of its potential exposure resulting from Federal-Mogul's bankruptcy, which was conducted with the assistance of independent advisors, the Company concluded that an additional fourth-quarter 2001 discontinued-operations provision of $30 million after-tax, or $.32 per share, was appropriate to reflect the potential net financial impact of these issues. This conclusion is based on a review of the Abex claims history, existing insurance coverage and other facts determined to date.
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         Cooper is preserving its rights as a creditor for Federal-Mogul's breach of its indemnification obligations to Cooper and its rights against all Federal-Mogul subsidiaries. Cooper intends to take all actions to seek a resolution of the indemnification issues and future handling of the Abex-related claims within the Federal-Mogul bankruptcy proceedings.

         Statements above concerning Abex-related liabilities may contain forward-looking information, and actual results may differ materially. The potential net financial impact for Abex-related exposure is subject to various factors and assumptions which are beyond the control of Cooper, including Federal-Mogul's decision with respect to rejection of the 1998 Agreement and to disposition of the Abex claims in Federal-Mogul's plan of reorganization, the number of future Abex claims, the amount of insurance recoveries and Cooper's rights as a creditor in Federal-Mogul's bankruptcy proceeding.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  COOPER INDUSTRIES, INC.

                                                  (Registrant)



Date: January 24, 2002                            /s/ Diane K. Schumacher
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                                                  Diane K. Schumacher
                                                  Senior Vice President and
                                                  General Counsel